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                                                                    EXHIBIT 10.5


                                   garage.com

                             SPONSORSHIP AGREEMENT

     This Sponsorship Agreement (this "Agreement") is entered into as of March 11, 1998 between garage.com, a California corporation (the "Company"), and Advanced Technology Ventures IV, L.P., and its affiliated and successor venture capital funds ("Sponsor").

     The Company is in the process of establishing an Internet-based service for matching pre-screened "seed stage" technology startup investment opportunities with high quality, pre-screened angel, corporate and venture capital investors. Sponsor is a venture capital fund which makes investments in technology companies. Sponsor is making an equity investment in the Company and also desires to have its name and services prominently featured on the Company's Website for viewing by entrepreneurs and investors, among others, on the terms and conditions set forth below.

     1. THE COMPANY. The Company will promptly establish and operate an Internet-based service for matching pre-screened "seed stage" technology startup opportunities with high quality, pre-screened angel, corporate and venture capital investors ("On-Line Matchmaking"). During the term of this Agreement, the Company shall focus its activities on On-Line Matchmaking, obtaining related advertising, and organizing and conducting related seminars and events.

     2.   SPONSORSHIP AND PROMOTIONAL ACTIVITIES.

          2.1  SPONSORSHIP OF THE COMPANY.

               (a) The Company shall have not more than one "founding sponsor" in each service area related to technology start up companies (banking, law, venture capital, accounting, investment banking, real estate brokerage, headhunting, etc.). Sponsor shall be the sole "founding sponsor" of the Company in the venture capital fund area. As such, Sponsor shall be the sole "founding sponsor" of the Company in the venture capital fund area. As such, Sponsor shall be the most prominently featured venture capital fund on the Company's public World Wide Web site, currently located at http//www.garage.com (the "Site"), and in marketing, advertising and promotional materials ("Marketing Materials") distributed by or for the Company, and shall be the sole contributor of content in content forums and expert columns on the public and private portions of the Site relating to venture capital funds. The Company shall prominently feature Sponsor's banners, hyperlinks, advertising materials and content on the Site, including in both the public and private portions of the Site, as prominently as all other "founding sponsors" of the Company and shall identify and feature Sponsor in the Company's Marketing Materials as prominently as all other "founding sponsors" of the Company. By way of example, the Company shall prominently feature Sponsor's content-based venture capital forum in the public and private portions of the Site, together with Sponsor's designated banners and hyperlinks, and shall prominently identify Sponsor as one of the Company's select and exclusive "founding sponsors". Sponsor shall have the right to review and approve all content and material
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referencing Sponsor on the Site or in the Company's Marketing Materials,
provided that the Company shall retain sole editorial control over issues such as placement, size and other elements of presentation on the Site. For purposes of this Section 2, (i) a "founding sponsor" means Sponsor, Silicon Valley Bank, Venture Law Group, Coopers & Lybrand LLP and other entities who enter into agreements to become "founding sponsors" of the Company on terms and conditions satisfactory to the Company's Board of Directors; and (ii) "venture capital fund" means an entity whose primary business is the purchase of debt or equity securities in privately held, early stage technology companies.

               (b)  Nothing in Section 2.1(a) shall limit the Company's right
(i) to run banner or other forms of advertisements on the Site or in the Company's Marketing Materials for venture capital funds other than Sponsor; or
(ii) to feature venture capital funds other than Sponsor on the Site (including maintaining hyperlinks to such funds' World Wide Web sites) or in the Company's Marketing Materials or to accept other venture capital funds as "sponsors" of the Company as long as all of the requirements of Section 2.1(a) above are followed, including, but not limited to, the requirement that Sponsor will be the "most prominently" featured venture capital fund on the Site and in the company's Marketing Materials, that the Sponsor will be the only venture capital fund to host and contribute content forums and expert columns on the Site, and that the Sponsor will be the only venture capital fund which provides content on the Site.

               (c) Sponsor shall not sponsor or promote (in a manner similar to this Agreement) or invest in any other service (or person or entity providing such service) which uses the Internet to match investment opportunities in technology startup companies with investors in a manner competitive with the Company. The Company shall be the only such service featured on Sponsor's Website and in its promotional or marketing materials and advertisements. Notwithstanding the above, Sponsor shall have the right (i) to place advertisements with any such competing service and have a link on such competing service's Website to Sponsor's Website, and (ii) to refer persons to other such competing services in addition to and as an alternative to the Company.

          2.2 PROMOTION OF THE SITE AND COMPANY SERVICES. Sponsor shall use reasonable efforts to promote the Site and the Company's services on its Website and in its Marketing Materials. The exact nature and extent of such promotion shall be left in the control and discretion of Sponsor. Sponsor shall encourage its employees and partners to make known its sponsorship of the Company to potential clients needing "seed stage" investment to the company in which Sponsor decides not to invest. Nothing in this Section, however, shall require Sponsor to refer all potential clients seeking needing "seed stage" investment to the Company.

     3. NOTICE OF INVESTMENT OPPORTUNITIES AND FUNDING. The Company shall provide Sponsor with advance (generally three (3) business days) notice of investment opportunities in the Company's clients and of the funding of the Company's clients prior to the posting of such opportunities and notice of funding on the Site in accordance with procedures applicable to all "founding sponsors", employees, directors and advisors of the Company adopted from time to time by the Company's Board of Directors.


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     4.   LICENSES. The Company and Sponsor each grants to the other party a nonexclusive, worldwide, royalty-free license, with no right to sublicense, to use, reproduce and distribute, in print, on-line and such other media as the parties may agree from time to time, such party's name, logo and other trademarks and servicemarks used with respect to such party's products and services for the sole purpose of fulfilling the parties' respective obligations under this Agreement. Any such use shall be in accordance with the guidelines established by the licensing party, as in effect from time to time.

     5. SPONSORSHIP FEES. There shall be no separate sponsorship fee payable by Sponsor under this Agreement.

     6. TERM. This Agreement shall have a term of three years beginning with the date of this Agreement and shall be automatically renewed for additional one year periods unless either party notifies the other of its desire not to renew this Agreement at least ninety days prior to its expiration. Following termination of this Agreement by the Company (other than pursuant to the last sentence of this Section 6) and prior to entering into any agreement for a "founding sponsorship" with a venture capital fund other than Sponsor, the Company shall first provide sponsor with the opportunity, for thirty (30) days, to renew this Agreement on terms and conditions no less favorable, in the aggregate, than such proposed agreement in order to permit sponsor to maintain its status as the "venture capital fund founding sponsor". Sponsor's right of first refusal described in the preceding sentence shall terminate at such time as the Company, after complying with the preceding sentence, enters into an agreement for a "founding sponsorship" with a venture capital fund other than Sponsor. Notwithstanding any of the foregoing, either party may terminate this Agreement at any time thirty days after written notice to the other party of such other party's breach of any of its obligations under this Agreement in any material respect, which breach is not remedied within such thirty day period.

     7.   GENERAL PROVISIONS.

          7.1 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties with respect to Sponsor's sponsorship of the Company.

          7.2 AMENDMENT AND WAIVER. No amendment to, or waiver of, any provision of this Agreement shall be effective unless in writing and signed by both parties.

          7.3 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

          7.4 SUCCESSORS AND ASSIGNS. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party, except in connection with the merger, sale of assets or other form of transfer of the business of a party to a third party or in connection with the transfer of Sponsor's equity investments to an affiliated party. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.



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          7.5  PREVAILING PARTY. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.6 ARBITRATION. Any dispute between the parties arising out of or in connection with this Agreement shall be referred for settlement to arbitration in Santa Clara County, California in accordance with the Commercial Rules of the American Arbitration Association. The award shall be final and binding upon the parties and judgment of such award may be entered in any court or tribunal having jurisdiction.



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     The parties have executed this Sponsorship Agreement as of the date first above written.

COMPANY:                      SPONSOR:

garage.com                    ADVANCED TECHNOLOGY VENTURES
                              IV, L.P.

By: /s/ GUY KAWASAKI          By:
   ------------------            --------------------------
    Guy Kawasaki, CEO         Name: ATV ASSOCIATES IV, L.P.
                              Title: General Partner
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     The parties have executed this Sponsorship Agreement as of the date first above written.


COMPANY:                      SPONSOR:

garage.com                    ADVANCED TECHNOLOGY VENTURES
                              IV, L.P.

By: /s/ GUY KAWASAKI          By: ATV ASSOCIATES IV, L.P.,
   ---------------------          General Partner
   Guy Kawasaki, CEO
                              By: /S/ JOS HENKENS
                                  ----------------------------






                               SIGNATURE PAGE TO
                     ADVANCED TECHNOLOGY VENTURES IV, L.P.
                             SPONSORSHIP AGREEMENT